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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is dated this 13th day of August, 1999 (the "Effective Date"), and entered into by and between Glenn E. Montgomery, Jr. (subsequently called the "Executive") and Convergent Group Corporation, a Delaware corporation, having its principal office at 6200 South Syracuse Way, Suite 200, Englewood, Colorado 80111 (subsequently called the "Corporation"). In consideration of the mutual promises and the terms and conditions set forth below, the Executive and the Corporation (together, the "Parties," and each, a "Party") agree as follows:

1. Nature and Purpose of Agreement. The laws of the State of Colorado permit consultants to incorporate under the Colorado Corporation Code. The Executive desires to practice consulting with and provide essential management to the Corporation. The Board of Directors of the Corporation has determined the reasonable method of compensation of the Executive and has offered him compensation of an annual base salary and bonuses as set forth in Sections 3 and 4, participation in a 401(k) Plan in accordance with law, Key Man Insurance, together with the other employee benefits generally set forth in the Corporation's policies and procedures manual.

2. Employment; Term. The Corporation hereby employs the Executive as a consultant and the Executive hereby agrees to be employed by the Corporation under the terms and conditions set forth in this Agreement. The term of this Agreement shall begin on the date hereof and shall end on December 31, 2002, unless terminated prior to that date as provided herein.

3. Compensation and Benefits.

         (a) For all services rendered by the Executive under this Agreement, the Corporation shall pay compensation to the Executive consisting of an annual base salary and bonuses. The annual base salary effective as of August 15, 1999, is $200,000. The Executive's annual base salary shall not be reduced during the term of this Agreement and shall be subject to annual adjustments as set forth herein. Effective on January 1 of each year during the term of this Agreement, the Executive's base salary shall be increased by $25,000. The Executive's annual base salary shall be paid in twenty-six (26) bi-weekly payments during each annual period.

         (b) The Executive shall be entitled to participate in such life insurance, disability, medical, dental, pension, profit sharing and retirement plans and other programs as may be made generally available from time to time by the Corporation for the benefit of executives of the Executive's level or its employees generally (the "Benefits").
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4. Bonus Arrangements.

         (a) Bonus Opportunities. The Corporation and the Executive acknowledge that the Executive is critical to the success of the Corporation both as a consultant for the Corporation and as an essential part of the management of the Corporation. The Corporation desires to retain the Executive and ensure that the Executive receives reasonable compensation for his critical role. The Corporation therefore agrees to pay the balance of the Executive's reasonable compensation by way of an At-Plan Bonus (as defined below) and an Over-Plan Bonus (as defined below). The At-Plan Bonus and the Over-Plan Bonus are referred to collectively as the "Incentive Bonuses".

         (b) At-Plan Bonus. Commencing with calendar year 1999, the Executive shall be eligible to earn an "At-Plan Bonus" for each year in addition to his annual base salary, based upon the attainment of three corporate performance factors: revenue, bookings and EBITDA. The maximum amount of the At-Plan Bonus shall be $150,000 for calendar year 1999, $250,000 for calendar year 2000, $300,000 for calendar year 2001, and $325,000 for calendar year 2002 and any year thereafter unless there is an adjustment to the targeted At-Plan Bonus for such additional year by mutual agreement of the parties (the "At-Plan Target"). For calendar year 1999, twenty percent (20%) of the At-Plan Bonus shall be earned based upon the attainment by the Corporation of targeted revenue during the period (the "At-Plan Revenue Bonus"), twenty percent (20%) of the At-Plan Bonus shall be earned based upon the attainment by the Corporation of targeted bookings during the period (the "At-Plan Bookings Bonus"), and sixty percent (60%) of the At-Plan Bonus shall be earned based upon the attainment by the Corporation of targeted EBITDA (as defined in Section 4(f) below) during the period (the "At-Plan EBITDA Bonus"). The weighting for each of the At-Plan Revenue Bonus, At-Plan Bookings Bonus, and At-Plan EBITDA Bonus for future years may be revised by a majority vote of the Board of Directors of the Corporation, provided that at least one of the members of the Board of Directors designated by the Investors, as such term is defined in that certain Recapitalization Agreement (the "Recapitalization Agreement") by and among the Corporation and the additional parties named therein dated as of August 13, 1999 (each, an "Investor Director"), in accordance with that certain Shareholders' Agreement (the "Shareholders' Agreement") by and among the Corporation and the parties named therein dated as of August 13, 1999, must have voted in favor of the adoption thereof, and provided further, that the total of the three weightings continues to be 100%. The revenue, bookings, and EBITDA targets used for purposes of determining the At-Plan Revenue Bonus, At-Plan Bookings Bonus and At-Plan EBITDA Bonus shall be set forth in the Annual Operating Plan (as defined in Section 4(e) below). Separate calculations shall be made with respect to each of the At-Plan Revenue Bonus, At-Plan Bookings Bonus, and At-Plan EBITDA Bonus. Notwithstanding anything herein to the contrary, the Corporation must achieve more than 90% of the targeted revenue, bookings, or EBITDA, whichever is being tested, during the period for the Executive to receive a bonus with respect to that component. The amount of the At-Plan Bonus for each component shall be based upon the following formula:



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         Percentage Attainment of Targeted Revenue, Bookings, or EBITDA
                     (each tested separately) for the Period
   (Determined to the nearest hundredth of a percent, with a maximum of 100%)

                                      Minus
                                      -----

                                       90

                                   Divided By
                                   ----------

                                       10

For example, if the Corporation achieves 95% of the targeted revenue, 85% of the targeted bookings, and 105% of the targeted EBITDA for the year under the Annual Operating Plan, the Executive shall receive an At-Plan Bonus equal to 70% of the At-Plan Target for the year, determined as follows:

     Targeted Revenue = 20% of total At-Plan Target ("At-Plan Revenue Target") % of At-Plan Revenue Target = (95-90) / 10 = 50%
     % of total At-Plan Target from Revenue = 20% x 50% = 10%

     Targeted Bookings = 20% of total At-Plan Target ("At-Plan Bookings Target") % of At-Plan Bookings Target = 0% (performance below 90%)
     % of total At-Plan Target from Bookings = 20% x 0% = 0%

     Targeted EBITDA = 60% of total At-Plan Target ("At-Plan EBITDA Target") % of At-Plan EBITDA Target = 100% (maximum of 100%)
     % total At-Plan Target from EBITDA = 60% x 100% = 60%

     % of total At-Plan Target from revenue, bookings and EBITDA = 10% + 0% + 60% = 70%

Notwithstanding anything herein to the contrary, for the year 1999, (i) the maximum amount of the At-Plan Target shall be $62,500, which is the $150,000 for the entire year pro-rated based upon the period August 1, 1999 through December 31, 1999, and (ii) the amount of the At-Plan Bonus earned by the Executive shall be determined based upon revenues, bookings and EBITDA and targeted revenues, bookings and EBITDA for the entire calendar year 1999.

         (c) Over-Plan Bonus. Commencing with calendar year 1999, the Executive shall be eligible to earn an "Over-Plan Bonus" for each year in addition to his annual base salary, based upon the attainment of three corporate performance factors: revenue, bookings and EBITDA. The maximum amount of the Over-Plan Bonus shall be an amount between $0 and $500,000 for each calendar year (the "Over-Plan Target"), which amount is based upon (i) $10,000 of Over-Plan Bonus for every one percent (1%) by which the targeted performance is exceeded for the first ten percent (10%), and


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(ii) $20,000 of Over-Plan Bonus for every one percent (1%) by which the targeted performance is exceeded for percentages between ten percent (10%) and thirty percent (30%), as set forth in the following examples:

        Percent Over Target
        up to 10%                                   Over-Plan Target
        ---------                                   ----------------
        1%                                          $10,000
        5%                                          $50,000
        10%                                         $100,000

        Excess over 10%                             Over-Plan Target
        ---------------                             ----------------
        15%                                         $200,000
        20%                                         $300,000
        25%                                         $400,000
        30%                                         $500,000

The Over-Plan Target is capped at $500,000, and the Executive may not earn more than $500,000 in any given year pursuant to this Section 4(c). For calendar year 1999, twenty percent (20%) of the Over-Plan Bonus shall be earned based upon the attainment by the Corporation of targeted revenue during the period (the "Over-Plan Revenue Bonus"), twenty percent (20%) of the Over-Plan Bonus shall be earned based upon the attainment by the Corporation of targeted bookings during the period (the "Over-Plan Bookings Bonus"), and sixty percent (60%) of the Over-Plan Bonus shall be earned based upon the attainment by the Corporation of targeted EBITDA during the period (the "Over-Plan EBITDA Bonus"). The weighting for each of the Over-Plan Revenue Bonus, Over-Plan Bookings Bonus, and Over-Plan EBITDA Bonus for future years may be revised by a majority vote of the Board of Directors of the Corporation, provided that at least one Investor Director must have voted in favor of the adoption of such revision, and provided further, that the total of the three weightings continues to be 100%. The revenue, bookings, and EBITDA targets used for purposes of determining the Over-Plan Revenue Bonus, Over-Plan Bookings Bonus and Over-Plan EBITDA Bonus shall be set forth in the Annual Operating Plan. Separate calculations shall be made with respect to each of the Over-Plan Revenue Bonus, Over-Plan Bookings Bonus, and Over-Plan EBITDA Bonus. Notwithstanding anything herein to the contrary, the Corporation must achieve more than 100% of the targeted revenue, bookings, or EBITDA, whichever is being tested, during the period for the Executive to receive a bonus with respect to that component.

For example, if the Corporation achieves 95% of the targeted revenue, 117.5% of the targeted bookings, and 150% of the targeted EBITDA for the year under the Annual Operating Plan, the Executive shall receive an Over-Plan Bonus equal to $350,000, determined as follows:

         Maximum Over-Plan Revenue Bonus = 20% of total Over-Plan Target Over-Plan Target for Revenue = $0 (performance below 100%) Amount of Over-Plan Revenue Bonus = 20% x $0 = $0



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         Maximum Over-Plan Bookings Bonus = 20% of total Over-Plan Target
         Over-Plan Target for Bookings = $250,000 (performance at 117.5%) Amount of Over-Plan Bonus from Bookings = 20% x $250,000 = $50,000

         Maximum Over-Plan EBITDA Bonus = 60% of total Over-Plan Target Over-Plan Target for EBITDA = $500,000 (performance at 150%) Amount of Over-Plan Bonus from EBITDA = 60% x $500,000 = $300,000

         Total Over-Plan Bonus = $0 + $50,000 + $300,000 = $350,000

Notwithstanding anything herein to the contrary, the Corporation must achieve at least 90% of each of targeted revenues, bookings, and EBITDA during the period for the Executive to receive any Over-Plan Bonus. In the event that the Corporation fails to achieve at least 90% of any one or more of the targets, the Executive may, in his sole discretion and for purposes of meeting the 90% threshold only, allocate any excess over 90% in any category to any category in which less than 90% of the target was achieved such that the category to which such excess is moved then meets the 90% threshold; provided, however, that no more than 5% in the aggregate shall be moved between categories and the amount moved must be allocated to one or more targets that are below the 90% threshold. For example, if the Corporation achieves 115% of targeted revenues, 86% of targeted bookings, and 93% of targeted EBITDA, then in order to meet the 90% minimum achievement in the bookings category, the Executive could move 1% of the excess revenues and 3% of the excess EBITDA to the bookings category, such that the figures used in determining the Over-Plan Bonus would be 112% of targeted revenues, 90% of targeted bookings, and 90% of targeted EBITDA.

Notwithstanding anything herein to the contrary, for the year 1999, (i) the amount of the Over-Plan Target shall be pro-rated based upon the period August 1, 1999 through December 31, 1999 (i.e. 5/12 of the Over-Plan Target), and (ii) the amount of the Over-Plan Bonus earned by the Executive shall be determined based upon revenues, bookings and EBITDA and targeted revenues, bookings and EBITDA for the entire calendar year 1999.

         (d) Payment of Incentive Bonuses. The entire amount of the At-Plan Bonus shall be paid in cash or by check. One-third of the Over-Plan Bonus shall be paid in cash or by check, and the remaining two-thirds shall be paid by the issuance to the Executive of a nonqualified stock option (the "Option") to purchase Common Stock of the Corporation, par value $0.001 per share ("Common Stock"). The cash amounts of the At-Plan Bonus and the Over-Plan Bonus shall be paid, and the Option portion of the Over-Plan Bonus shall be issued, within ten
(10) days after the Calculation Date (as defined herein). In any event, the effective date of the grant of the Option shall be the last day of the period for which the Over-Plan Bonus was calculated. The exercise price per share of the Option shall be twenty-five percent (25%) of the Fair Market Value per share of the Common Stock as of the last day of the period for which the Over-Plan Bonus was calculated. For purposes of this Section 4(d), Fair Market Value per share shall be determined in accordance with Section 4(g). The number of shares subject to



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the Option shall be determined by dividing the dollar amount of the Over-Plan
Bonus payable in the form of the Option by an amount equal to seventy-five percent (75%) of the Fair Market Value per share of the Common Stock as of the last day of the period for which the Over-Plan Bonus was calculated. The Option shall be fully vested and exercisable as of the date of its grant and shall have a ten (10) year term. An example of the above calculation is as follows: Assume the Over-Plan Bonus amount is $150,000.00. Assume further that the Fair Market Value per share is $12.00. The exercise price per share would be $12.00 x .25, or $3.00. The number of shares subject to the Option would be ($150,000 x .6667) / ($12.00 x .75), or 11,111 shares.

         (e) Annual Operating Plan. On or before December 15 of the preceding calendar year, management of the Corporation shall prepare in good faith and submit to the Board of Directors, and the Board of Directors shall adopt an annual business plan for the Corporation. In preparing the annual business plan, management shall consider, among other factors, the past performance of the Corporation and the Corporation's current outlook based upon the Corporation's backlog and such other factors as management shall deem appropriate. Upon adoption by the Board of Directors by a majority vote, provided that the Executive and at least one of the Investor Directors (assuming that there is then such a member on the Board of Directors) must have voted in favor of adoption, the annual business plan shall be the "Annual Operating Plan" for purposes of this Agreement. If the Board of Directors (including the Executive and at least one Investor Director) fails to approve the annual business plan as set forth herein, the plan for the prior year multiplied by 140% shall be the "Annual Operating Plan" for purposes of this Agreement. Notwithstanding the foregoing, the Annual Operating Plan to be used for purposes of calendar year 1999 shall be the annual business plan adopted by the Corporation's Board of Directors on December 14, 1998, as amended by the Corporation's Forecast dated May 23, 1999.

         (f) Determination of Revenues, Bookings and EBITDA. For purposes of this Agreement, "EBITDA" means earnings before interest, taxes, depreciation and amortization; provided, however, that notwithstanding anything herein to the contrary, EBITDA shall be adjusted as necessary to exclude the effects of (i) the payment of transaction costs associated with the consummation of the transactions contemplated by the Recapitalization Agreement, which shall include but not be limited to bank fees, finance fees, legal fees, accounting fees, and any other similar types of fees or expenses; (ii) the payment of transaction costs associated with the consummation of a major capital event such as a sale of all or substantially all of the Corporation's stock or assets, a merger or consolidation, or an initial public offering; and (iii) payment of any "Transaction Fee" or "Management Fee", as those terms are defined in the Shareholders' Agreement. When calculated for a full calendar year, (1) revenues and EBITDA shall be as set forth in the Corporation's audited financial statements for the year, which statements shall be prepared in accordance with generally accepted accounting principles consistently applied as in effect from time to time in the United States, and (2) bookings shall be determined by the Corporation's Chief Financial Officer in accordance with the past practices of the Corporation consistently applied, and shall be reviewed and certified by the Corporation's independent certified public accountants.



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When calculated for any period which is less than a full calendar year, revenues, bookings and EBITDA shall initially be determined based upon the Corporation's unaudited financial statements for such period, which statements shall be prepared in accordance with generally accepted accounting principles consistently applied as in effect from time to time in the United States and shall be certified by the Corporation's Chief Financial Officer. When an Incentive Bonus is calculated for a partial year as described above, fifty percent (50%) of such Incentive Bonus (including both cash and options, pro-rata) shall be paid or issued immediately to the Executive and the remaining fifty percent (50%) shall be retained by the Corporation until the regular audit of the financial statements for such year has been completed. The amount of the Incentive Bonus for such period shall then be re-determined based upon the Corporation's audited financial statements and bookings as reviewed and certified by the Corporation's independent certified public accountants, and the Corporation shall pay and issue to the Executive any shortfall, and the Executive shall refund or return for cancellation to the Corporation any over-payment, based upon the amount of the Incentive Bonus as re-determined and the amount previously paid and issued. The amount of revenues, bookings and EBITDA for a full calendar year period shall be determined within fifteen (15) days after the release of the Corporation's audited financial statements for the year. The amount of revenues, bookings and EBITDA for a period which is less than a full calendar year shall be determined within fifteen (15) days after the end of the month in which such period terminates. The date by which the amount of revenues, bookings and EBITDA are to be determined or re-determined is referred to as the "Calculation Date." The Corporation shall use its best efforts to cause audited financial statements prepared by an independent certified public accountant and a certification of bookings for any period to be released no later than April 15th of the following year. The Corporation shall notify the Executive of the amount of the At-Plan Bonus and the Over-Plan Bonus (the "Bonus Notice") no later than five (5) days after the Calculation Date.

         (g) Determination of Fair Market Value. If the Common Stock is listed upon an established stock exchange or exchanges, then the fair market value per share shall be deemed to be the average of the quoted closing prices of the Common Stock on such stock exchange or exchanges on each of the thirty (30) days immediately preceding the day for which the determination is made. If the Common Stock is not listed upon an established stock exchange but is traded in the NASDAQ National Market System, the fair market value per share shall be deemed to be the average of the closing prices of the Common Stock in the National Market System on each of the thirty (30) days immediately preceding the day for which the determination is made. If the Common Stock is not listed upon an established stock exchange and is not traded in the National Market System, the fair market value per share shall be deemed to be the average of the mean between the dealer "bid" and "ask" closing prices of the Common Stock on the NASDAQ System on each of the thirty (30) days immediately preceding the day for which the determination is made. If none of these conditions apply, Fair Market Value shall be the amount (the "Formula Price") determined as follows: (i) if the date of determination is on or before the date which is six (6) months after the closing of the



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transactions contemplated by the Recapitalization Agreement, an amount equal to
$1.085 per share, subject to equitable adjustment in the event of any increase or decrease in the shares of Common Stock by way of stock split, share reclassification, stock dividend or other similar transaction, or (ii) if the date of determination is after the date which is six (6) months after the closing of the transactions contemplated by the Recapitalization Agreement, the fair value of each share determined by multiplying EBITDA for the twelve month period ending on the day for which the determination is made times an industry multiple equal to the average multiples of a list of ten comparable, publicly-traded companies, which list has initially been determined by mutual agreement of the Executive and InSight Capital Partners and is attached hereto as Exhibit A. Such list shall be revised each year on January 1 upon the mutual agreement of the Executive and InSight Capital Partners. A minority/liquidity discount of 20% shall be applied in determining the Formula Price pursuant to clause (ii) above; provided, however, that no minority/liquidity discount shall be applied if the Formula Price is being determined in connection with the exercise of the Put Option (as defined in Section 22(a)) subsequent to (i) the Corporation's termination of the Executive without Cause or (ii) the Executive's termination of this Agreement for Good Reason.

         (h) Determination of Incentive Bonuses Following Termination of Employment. In the event of the termination of the Executive's employment by the Corporation for Cause (as defined in Section 20(a)) or by the Executive without Good Reason (as defined in Section 20(c)), the Executive shall be entitled to receive Incentive Bonuses for any calendar year concluded prior to such termination of employment but shall not be entitled to receive Incentive Bonuses for the calendar year in which such termination of employment occurs. In the event of the termination of the Executive's employment for any reason other than by the Corporation for Cause or by the Executive without Good Reason, including without limitation the Executive's death or disability, the Executive shall be entitled to receive Incentive Bonuses both with respect to any calendar year concluded prior to such termination of employment and with respect to the calendar year in which such termination of employment occurs. The amount of the At-Plan Target and the Over-Plan Target for a year in which a termination occurs shall be prorated based upon the portion of the year during which the Executive was employed by the Corporation, and the determination of the At-Plan Bonus and the Over-Plan Bonus for such year shall be determined based upon revenue, bookings, and EBITDA and targeted revenues, bookings and EBITDA under the Annual Operating Plan for that year through either the end of the calendar month in which the termination occurs or the end of the preceding calendar month, whichever is more favorable to the Executive.

5. Executive's Duties.

         (a) The Executive is employed on a full-time basis as a consultant and as an essential member of the management of the Corporation. So long as this Agreement is in effect, the Executive will not engage in the practice of consulting except as an Executive of the Corporation unless otherwise authorized in writing by the Board of Directors of the Corporation. Any and all compensation received in money or other property from any person or entity other than the Corporation for professional



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services rendered by the Executive shall be deemed to be the property of the
Corporation. The Executive agrees that upon the receipt of any such money or property, he shall promptly remit such compensation to the Corporation together with a full accounting thereof. Notwithstanding the foregoing, with the approval of the Board of Directors, the Executive shall be entitled to serve as a member of the board of directors of companies not affiliated with the Corporation, and in such event any and all compensation received in money or other property with respect to such service shall be retained by the Executive.

         (b) The Executive, in conjunction with the other executive officers of the Corporation, shall have the responsibility and the authority to manage and direct the day-to-day operations of the Corporation, including, but not limited to, the hiring and termination of all employees.

         (c) So long as this Agreement is in effect, the Executive shall be elected as the Chief Executive Officer and the Chairman of the Board of Directors. Failure of the Executive to be elected as the Chief Executive Officer and Chairman of the Board of Directors shall be deemed to be a breach of this Agreement by the Corporation.

         (d) The Executive, in his sole discretion, shall be entitled to allocate at any time, and from time to time, options to purchase an aggregate of 3,021,680 shares of the Common Stock subject to equitable adjustment in the event of any increase or decrease in the shares of Common Stock by way of stock split, share reclassification, stock dividend or other similar transaction under the Corporation's 1999 Employee Stock Plan among current management of the Corporation, including the Executive.

6. Facilities. The Corporation shall furnish facilities, equipment, services and assistance suitable to the Executive's position for the performance of the Executive's duties. The Executive's principal office shall be located in Keystone, Colorado (the "Keystone Office"). The Corporation shall reimburse the Executive, consistent with the Corporation's practice in years prior to the execution of this Agreement, for the reasonable expenses of maintaining the Keystone Office; provided, however, that the Executive shall make himself available at the Corporation's main office in Denver, Colorado, and/or at customer premises at such times as are reasonably necessary for the satisfactory performance of the Executive's duties pursuant to this Agreement.

7. No Copies of Documents and Materials. The Executive shall not (except in the performance of his duties in the ordinary course of business for which he is employed by the Corporation) at any time or in any manner make or cause to be made any copies, pictures, duplicates, facsimiles or other reproductions or recordings or any abstracts or summaries of any reports, studies, memoranda, correspondence, manuals, records, plans or other written, printed, computerized or otherwise recorded materials of any kind or nature whatsoever belonging to or in the possession of the Corporation or any of its subsidiaries.



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8. Materials Remain on Premises. The Executive shall have no right, title or interest in any material referenced in Section 7. The Executive agrees that, except in the performance of his duties in the ordinary course of business for which he is employed by the Corporation, the Executive will not, without the prior written consent of the Corporation, remove any such material from any premises of the Corporation provided, however, that this Agreement shall serve as the prior written consent of the Corporation for the Executive to keep any such material and/or any copies thereof at the Keystone Office. The Executive further agrees that, immediately upon the termination of his employment with the Corporation or upon the termination of this Agreement, whichever occurs earlier, or at any time prior thereto upon the request of the Corporation, he shall surrender all such material to the Corporation and execute a document acknowledging that he has complied with the provisions of this Agreement.

9. Trade Secrets. The Executive shall not at any time, whether during or after the term of this Agreement, use for the Executive's own benefit or purposes or for the benefit or purposes of any other person, firm, partnership, association, corporation or business organization, entity or enterprise, or disclose (except in the performance of his duties in the ordinary course of business for which he is employed by the Corporation) in any manner to any person, firm, partnership, association, corporation or business organization, entity or enterprise any trade secret, information, data, know how or knowledge (including, but not limited to, that relating to service techniques, purchasing organization and methods, sales organization and methods, inventories, client lists, market development and expansion plans, personnel training and development programs and client and supplier relationships) or any other Discoveries (as defined in
Section 11) belonging to or relating to the affairs of the Corporation or any of its subsidiaries or to the clients of the Corporation or any of its subsidiaries; provided, however, that this Section 9 shall not apply to any trade secret, information, data, know how, knowledge, or Discovery that is or becomes generally available to the public through no fault or action of the Executive.

10. Customers. In furtherance of and not in limitation of Section 9, the Executive acknowledges that the list of the Corporation's and its subsidiaries' customers as it may exist from time to time constitutes a valuable and unique asset of the Corporation, and the Executive agrees that he shall not, during or after the term of his employment, disclose such list or any part thereof to any person, firm, partnership, association, corporation, or business organization, entity or enterprise for any reason or purpose whatsoever, nor shall the Executive use such customer list for his own benefit or purposes or for the benefit or purposes of any business with whom the Executive may become associated.

11. Discoveries. The Executive agrees with the Corporation that any and all inventions, discoveries, improvements, designs, methods, systems, developments, know how, ideas, suggestions, devices, trade secrets and processes (hereinafter collectively referred to as "Discoveries"), whether patentable or not, which are discovered, disclosed to or otherwise obtained by the Executive during his employment with the Corporation are confidential, proprietary information and are the sole and absolute property of the



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Corporation. The Executive agrees to disclose promptly to the Corporation all such Discoveries and to assist the Corporation in making any application in the United States and in foreign jurisdictions for patents of any kind with respect thereto.

12. Works for Hire. All works and writings of a professional nature which are produced by the Executive during his employment with the Corporation constitute works made for hire and are the sole and absolute property of the Corporation. The Executive grants the Corporation the exclusive right to copyright all such works and writings in the United States and in foreign jurisdictions. To the extent any such works or writings are deemed to not be works for hire, the Executive hereby assigns and agrees to assign all his interests therein to the Corporation or its nominee. Whenever requested to do so by the Corporation, the Executive shall execute any and all applications, assignments, or other instruments that the Corporation may deem necessary to protect the Corporation's interest therein.

13. Non-Competition.

         (a) The Executive acknowledges that his employment as a member of the Corporation's executive management team creates a relationship of confidence and trust between the Executive and the Corporation with respect to confidential and proprietary information applicable to the business of the Corporation, its subsidiaries and its clients. The Executive further acknowledges the highly competitive nature of the business of the Corporation. Accordingly, the Corporation and the Executive agree that the restrictions contained in this
Section 13 are reasonable and necessary for the protection of the immediate interests of the Corporation and that any violation of these restrictions would cause substantial injury to the Corporation.

         (b) For purposes of this Agreement, the term "Competitive Business" means any person, firm, partnership, association, corporation, or business organization, entity or enterprise which derives or which expects during the following two (2) years to derive either (i) ten percent (10%) or more of its revenues, or (ii) more than $10,000,000 in revenues from providing technical management consulting and/or systems integration services for Automated Mapping/Facilities Management Systems and/or Geographic Information Systems and/or utility transmission and distribution systems. The term "Competitive Business" is not intended to include mere vendors or suppliers of the Corporation.

         (c) For purposes of this Agreement, the term "Existing Client" means a client for whom the Corporation or any of its subsidiaries is performing consulting services as of the date of the termination of the Executive's employment with the Corporation or for whom the Corporation or any of its subsidiaries performed consulting services within the two (2) year period immediately preceding the termination of the Executive's employment with the Corporation. The term "Existing Client" is not intended to include mere vendors or suppliers of the Corporation.

         (d) During the Executive's employment with the Corporation and for a period of one (1) year following the termination of the Executive's employment with the Corporation for any reason other than termination occasioned by the expiration of this Agreement (provided, however, that if the termination occurs prior to August 13, 2000, for any reason other than by the Executive for Good Reason, such period shall continue for two (2) years), the Executive shall not (nor shall the Executive cause, or provide assistance to anyone else to):

              i. Employ or otherwise engage, or attempt to employ or otherwise engage, in or on behalf of the Executive or any Competitive Business, any person who is employed or engaged as an employee, consultant, agent or representative of the Corporation or any of its subsidiaries as of the date of the Executive's termination or at any time during the one-year period following such termination; or

              ii. Solicit directly or indirectly on behalf of the Executive or any Competitive Business, the customer business or account of any Existing Client of the Corporation.

         (e) If any court shall determine that the duration, geographic limitations, subject or scope of any restriction contained in this Section 13 is unenforceable, it is the intention of the Parties that this Section 13 shall not thereby be terminated but shall be deemed amended to the extent required to make it valid and enforceable, such amendment to apply only with respect to the operation of this Section 13 in the jurisdiction of the court that has made the adjudication.

         (f) Notwithstanding anything herein to the contrary, the provisions of this Section 13 shall not be applicable to any termination which occurs after December 31, 2002.

14. Employability. The Executive recognizes and acknowledges that he has sufficient abilities and talents to be able to obtain, upon the termination of this Agreement, comparable employment from another business organization or entity while fully honoring and complying with the above covenants concerning confidential information and contacts with the Corporation's or any of its subsidiaries' existing customers or employees. The Executive recognizes and acknowledges the importance to the Corporation and its subsidiaries of the above covenants and, therefore, agrees that, for a period of one (1) year following the termination of the Executive's employment with the Corporation and upon the Corporation's reasonable request of the Executive, he will advise the Corporation of the identity of his new employer and will provide a general description, in reasonable detail, of his new duties and responsibilities sufficient to inform the Corporation of its need to request a court order to enforce the above covenants.

15. Remedies. The Executive acknowledges and agrees that the provisions of this Agreement are essential to the Corporation and are reasonable and necessary to protect the legitimate interests of the Corporation and its subsidiaries and that the damages sustained by the Corporation or its subsidiaries as a result of a breach of the agreements contained herein will subject the Corporation or its subsidiaries to immediate, irreparable harm and damage, the amount of which, although substantial, cannot be reasonably ascertained, and that recovery of damages at law will not be an adequate remedy. The Executive therefore agrees that the Corporation and its subsidiaries, in addition to any other remedy they may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief to prevent or curtail any breach of any provision of this Agreement. In the event suit or action is instituted to enforce this Agreement or any of the terms and conditions hereof, including, but not limited to, suit for preliminary injunction, the prevailing Party shall be entitled to costs and reasonable attorneys' fees. The Executive waives any right to the posting of a bond in the event of an issuance of a temporary restraining order, preliminary injunction or permanent injunction upon the issuance of said order by a court of competent jurisdiction.

16. Expenses. In the promotion and execution of the business of the Corporation, the Executive is expected to incur certain reasonable expenses for entertainment, travel, company automobile expenses (including insurance, maintenance, fuel and depreciation, if applicable), and business fax and telephone bills which shall be subject to approval by the Corporation. The Corporation recognizes the necessity for such expenditures in order to retain and further the professional skills, abilities and standing of the Executive and to properly maintain, promote and develop the Corporation's consulting practice. The Corporation shall pay all reasonably appropriate and necessary premiums on life insurance owned by the Corporation on the life of the Executive, and shall reimburse the Executive for insurance premiums paid by the Executive for a policy providing a death benefit of four million dollars ($4,000,000) to the Executive's estate or designated beneficiary. Such reimbursement shall be "grossed-up" based upon the highest combined federal and applicable state marginal tax rate in effect (assuming that the Executive is married and filing a joint return) on the date of payment. The Corporation shall also pay the Executive's dues and fees for attending professional meetings and institutes, costs of professional books and periodicals and promotion, entertainment and travel expenses reasonably related to the business of the Corporation. The Corporation shall also pay the Executive's business-related legal, accounting and financial planning fees, up to a maximum of $20,000 per calendar year. All payments made by the Corporation pursuant to this Section 16 shall be made in a manner consistent with the Corporation's practices in years prior to the execution of this Agreement. Unusual and extraordinary expenses incurred by the Executive and not approved in advance by the Corporation may not be reimbursed.

17. Vacation Leave Time. Vacation leave shall accrue at the rate of six (6) weeks per year. Any unused vacation leave time accumulated during the year shall carry over to subsequent years.

18. Disability. The Corporation may terminate this Agreement upon written notice to the Executive if the Executive is physically or mentally incapacitated and unable to perform his duties under this Agreement for a period of (i) any one hundred eighty (180) days out of any three hundred sixty (360) days, if the Common Stock of the Corporation is not then publicly traded, or (ii) ninety (90) out of any one hundred eighty
(180) days if the Common Stock of the Corporation is then publicly traded. If at any time a question arises as to the incapacity of the Executive, then the Corporation shall promptly employ one physician who is a member of the American Medical Association and who is mutually agreeable to the Corporation and the Executive to examine the Executive and determine if his physical and/or mental condition is such as to render him unable to perform his duties under this Agreement. The decision of the physician shall be certified in writing to the Corporation, shall be sent by the Corporation to the Executive or his representative and shall be conclusive for purposes of this Agreement. Any compensation payments payable to the Executive hereunder shall be reduced by the amount of any disability payments the Executive receives as a result of disability policies on which the Corporation has paid the premiums.

19. Death During Employment. This Agreement shall terminate upon the Executive's death. In such event, the Corporation shall pay a death benefit equal to the Executive's base monthly salary for the balance of the month of the Executive's death and for the month following his death. Any amounts payable under this Agreement following the Executive's death shall be paid to the beneficiary named in writing by the Executive, or if none, to the Executive's surviving spouse, or if none, to the executors and administrators of the Executive's estate and shall be paid within sixty (60) days of the Executive's death.

20. Termination for Other Than for Disability or Death. This Agreement may terminate for reasons other than the Executive's disability or death upon the occurrence of any of the following events; provided, however, that neither the Executive nor the Corporation may terminate this Agreement pursuant to this
Section 20 in 1999 except for a termination by the Corporation for Cause as provided in Section 20(a) or a termination by the Executive for Good Reason as provided in Section 20(c).

         (a) The Corporation, at its option, may terminate the Executive for Cause (as defined below) upon thirty (30) days' advance written notice by the Corporation to the Executive fully setting forth such Cause, which notice of termination may be appealed to the Board of Directors of the Corporation. Termination shall be effective on the thirtieth (30th) day following the Executive's receipt of written notice from the Corporation. "Cause" shall be limited to a situation in which the Executive has:

              (1) Committed a criminal offense that, if committed in the State of Colorado, would have constituted a felony under the laws of the State of Colorado or the United States (other than a traffic offense or other similar violation); or

              (2) Committed a fraudulent act which is materially harmful to the Corporation (materiality, for purposes of this clause, means in excess of $50,000); or

              (3) Committed an act of willful misconduct which results in actual damages against the Corporation of $500,000 or more; or

              (4) Committed an act of gross insubordination by refusing to obey written directions of the Board of Directors (so long as such directions do not involve illegal or immoral acts), which refusal continues for a period of ten (10) days after written notice to the Executive by the Corporation which notice references such refusal and this Section 20(a); or

              (5) Committed repeated acts of alcohol or illegal drug abuse, and has failed to take reasonable steps to address such issues within ten
         (10) days after written notice to the Executive by the Corporation which notice references such acts and this Section 20(a); or

              (6) Except during periods of vacation leave permitted pursuant to
         Section 17, failed to devote substantially all of his professional time and attention to the performance of his obligations under this Agreement, as determined by the Board of Directors of the Corporation, which failure continues for a period of fifteen (15) days after Actual Receipt (as defined in Section 20(b) below) of written notice by the Executive from the Corporation which notice references such failure and this Section 20(a).

         (b) The Corporation shall have the right to terminate this Agreement without Cause at any time after thirty (30) days after Actual Receipt of written notice by the Executive from the Corporation. Non-renewal of this Agreement shall not be deemed to be a termination of employment for purposes of this Agreement. For purposes of this Agreement, "Actual Receipt" of notice shall mean actual physical receipt (or refusal of acceptance) of notice by the Executive; provided, however, that in the event the Executive has been away from the office for more than two weeks and either the Executive's whereabouts are unknown to the Corporation or the Executive is at a location where the Corporation cannot reasonably communicate with him, the Executive will be deemed to have refused delivery of notice on the day such notice is delivered (or delivery is attempted) to the Executive's last known residence. In such event, the Corporation shall nonetheless provide a copy of the notice to the Executive as soon as it is reasonably possible to do so.

         (c) The Executive at his option, may terminate this Agreement for Good Reason (as defined below) upon thirty (30) days' advance written notice by the Executive to the Corporation, which notice shall reference this Section 20(c) and shall describe in reasonable detail the cause for such Good Reason. Such termination shall be effective on the thirtieth (30th) day following the Corporation's receipt of written notice from the Executive; provided, however, that such termination shall not be effective if the Corporation has cured the cause for such Good Reason to the Executive's reasonable satisfaction within such thirty (30) day period. For purposes of this Section 20(c), "Good Reason" shall mean any of the following:

              i. A material breach of this Agreement by the Corporation;

              ii. The Corporation's requiring the Executive to be based at any office or location other than the Keystone Office, except for required travel on the Corporation's business to an extent substantially consistent with the Executive's obligations immediately prior to the Effective Date;

              iii. Any purported termination by the Corporation of the Executive's employment other than as permitted in this Agreement, it being understood that any such purported termination shall not be effective for any purpose of this Agreement, and it being further understood that the nonrenewal of this Agreement shall not be deemed to be a termination of employment for purposes of this Agreement; or

              iv. A material reduction in the character of the duties assigned to the Executive or in the Executive's level of work responsibility, unless such reduction has been approved by each of the Executive and the Board of Directors of the Corporation;

         (d) The Executive shall have the right to terminate this Agreement without cause at any time upon sixty (60) days' advance written notice to the Corporation.

21. Rights Upon Termination.

         (a) Upon termination of the Executive's employment with the Corporation, the Corporation shall have no further obligation to the Executive except as specifically provided under this Agreement. Termination of the Executive's employment shall not affect the Executive's right to receive any compensation or bonuses which have accrued but have not been paid through the date of termination, including, but not limited to, Incentive Bonuses for that portion of the calendar year prior to the termination.

         (b) In addition to any accrued compensation or bonuses, and depending upon the circumstances of the Executive's termination of employment, the Corporation shall pay or provide certain severance benefits (the "Severance Benefits"). The nature and extent of the Severance Benefits to be provided shall be determined in accordance with the table set forth in Exhibit B attached hereto. For purposes of Exhibit B, the following terms shall have the following meanings:

              (1) "Severance Pay" shall be expressed as a monthly amount and shall mean one-twelfth of (i) the Executive's annual base salary pursuant to Section 3 at the rate in effect immediately prior to the termination of employment, plus (ii) the Executive's aggregate At-Plan Bonus (including without limitation any amounts payable therefor pursuant to Section 4(h)), pro-rated on a straight-line basis for any partial year periods, for the one year period immediately preceding the date of termination, plus (iii) any amounts contributed by the Corporation to a qualified pension, profit sharing or retirement plan or other deferred compensation arrangement (each a "Retirement Plan") for the benefit of the Executive (excluding salary deferrals or similar contributions made by the Executive which offset amounts included in this calculation pursuant to clauses (i) or (ii) above) during the one year period immediately preceding the date of termination. Any Severance Pay due to the Executive shall be paid in cash in a single lump sum within sixty (60) days after the termination of employment.

              (2) "Continuation Benefits" shall mean the continuation of the Benefits, including any Benefits which cover the Executive's family, but excluding any contribution to any Retirement Plan.

              (3) "Option Vesting" shall mean that any outstanding stock options or compensatory restricted stock grants (which shall not include grants made to the Executive as contemplated by the Recapitalization Agreement) granted to the Executive shall immediately and fully vest to the extent that such options or grants have not yet vested solely due to the failure of the passage of time, and with respect to any such options, the Executive shall have the period set forth in such options, but not less than ninety (90) days in which to exercise such options.

              (4) "Put Option" shall mean that the Executive shall be entitled to exercise the Put Option in accordance with the terms of Section 22.

              (5) A "Change in Control" shall mean and shall be deemed to have occurred if (i) any of the following events shall have occurred, and
         (ii) the occurrence of such event is not within one (1) year after a failure of the Corporation to meet the operating targets for any two of revenues, bookings, and EBITDA (as set forth in the Annual Operating
         Plan) for any three (3) out of any five (5) consecutive quarters:

                   (a) A Third Person (as defined below), including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended from time to time, and any successor act (the "Exchange Act"), becomes the "beneficial owner," as defined in the Exchange Act, of shares of the Corporation having 50% or more of the total number of votes that may be cast for the election of any of the Directors of the Corporation; or

                   (b) At least two-thirds of the directors of the Corporation constitute persons who were not, at the time of their first election to the Board of Directors of the Corporation, candidates proposed by a majority of the Board of Directors in office prior to the time of such first election; or

                   (c) The Board of Directors or the stockholder(s) of the Corporation approve: (i) any agreement for a merger or consolidation or like business recombination or reorganization of the Corporation with another entity, the consummation of which would result in the occurrence of any event described in Section 21(b)(6)(a) or (b) above or (ii) any sale, exchange or other disposition of all or substantially all of the Corporation's assets; or

                   (d) Any sale, exchange or other disposition of greater than 67% in fair market value of the Corporation's total assets, other than in the ordinary course of business, whether in a single transaction or a series of related transactions; provided, however, that no sale or disposition of assets shall be taken into account to the extent that the proceeds of such sale or disposition (whether in cash or in-kind) are reinvested or are, in the case of proceeds received in-kind, used in the ongoing conduct of the Corporation, provided further that such a reinvestment shall not be deemed to have occurred unless made within six (6) months of such sale or disposition and provided further that, the term reinvestment shall include the use of proceeds to repay debt incurred in connection with the operation of the business in which the assets sold or disposed of were used; or

                   (e) Any other event which the Board of Directors, including at least one Investor Director, determines, in its discretion, would materially alter the structure of the Corporation or its ownership.

A Change in Control shall be deemed to have occurred on the effective date of such Change in Control; provided, however, that anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Corporation is terminated during the six (6) months prior to a Change in Control and the Executive can reasonably demonstrate that such termination (a) was at the request of a third party who has taken steps reasonably calculated to effect the Change in Control, or (b) otherwise arose in connection with the Change in Control, then for all purposes of this Agreement, the Change in Control shall be deemed to have occurred on the date immediately prior to the date of such termination. For purposes of determining whether there has been a Change in Control, the Third Person owning shares must be someone other than a person or entity, or an Affiliate of a person or entity, that, as of the Effective Date, was the beneficial owner of shares of the Corporation having 25% or more of the total number of votes that may be cast for the election of any of the Directors of the Corporation. "Affiliate" shall mean, with respect to any person or entity, a person or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity.

         (c) Upon termination of this Agreement by the Corporation other than for Cause pursuant to Section 20(a), or by the Executive for any reason whatsoever, the Corporation shall, both verbally and in writing, acknowledge that the Executive performed the services provided under this Agreement in a good and proficient manner and shall provide a positive reference to any person or entity that may request a reference with regard to the Executive.

         (d) Upon the termination of the Executive's employment with the Corporation for any reason other than by the Corporation for Cause pursuant to
Section 20(a), the Executive shall be entitled to keep, free and clear of any liens and encumbrances and any claim of title by the Corporation, (i) equipment owned by the Corporation and used by the Executive in the Keystone Office, to the extent that the value of such equipment does not exceed $10,000, and (ii) the automobile provided by the Corporation for the Executive's use.

         (e) If any portion of the Benefits (excluding any contributions to any Retirement Plan) cannot reasonably be made available to the Executive, then the Corporation shall pay to the Executive an amount in cash equal to 150% of the cost which must be incurred by the Executive to acquire benefits equivalent to any tax-exempt Benefits previously provided by the Corporation and 100% of the cost which must be incurred by the Executive to acquire benefits equivalent to any taxable Benefits previously provided by the Corporation. The Corporation shall determine the cost to the Executive of such Benefits in good faith and shall provide reasonable documentation to support its findings to the Executive.

22. Put Option.

         (a) Upon the termination of Executive's employment under those circumstances designated in Exhibit B as entitling Executive to receive the Put Option, the Executive shall have the option to offer for sale and require the Corporation to purchase all or any portion of any shares of Common Stock in the Corporation beneficially owned by the Executive under the terms and conditions provided in this Section 22(a) (the "Put Option"). For purposes of this Agreement, shares of Common Stock in the Corporation beneficially owned by the Executive shall include shares held by a trust, partnership, custodian, fiduciary or other person or entity for the benefit of the Executive and/or any parent, child, descendant or sibling of the Executive, the spouse of any of the foregoing, or the Executive's spouse. The Executive may elect to exercise the Put Option by delivering written notice to the Corporation of such election (the "Put Notice") within ninety (90) days of the Termination, which notice shall state the number of shares of Common Stock offered for sale (the "Offered Shares"). The Put Option shall be exercised only once during such ninety (90) day period. Upon receipt of the Put Notice by the Corporation, the Corporation shall be bound to purchase the Offered Shares from the Executive. The purchase price per share of the Offered Shares shall be the Fair Market Value of such shares as determined in accordance with Section 4(g).

         (b) The Executive shall receive one-third (1/3) of the purchase price of the Offered Shares at a closing to take place at the principal office of the Corporation within not more than one hundred twenty (120) days after the Termination. The Executive shall receive the balance of the purchase price in equal monthly installments over the 24-month period commencing on the day of said closing. The Corporation's obligation to pay the remaining two-thirds (2/3) of the purchase price shall be evidenced by a promissory note in substantially the form attached hereto as Exhibit C (the "Note") which shall bear interest at the rate of ten percent (10%) per annum. Subject to the Corporation's ability to obtain any necessary lender approvals which may be required, such Note shall be secured by a security interest in the Corporation's accounts receivable, second only to the security interests held in such accounts by the lender under that certain Loan Agreement dated August ___, 1999, by and between Convergent Group, Inc. and Fleet National Bank, as Agent and a Lender and the other financial institutions now or hereafter parties thereto for a $25,000,000 secured revolving credit loan, and by the lender for the Corporation's primary line of credit. Such security interest shall be evidenced by a security agreement in a form substantially similar to the one attached hereto as Exhibit D. Payments to be made to the Executive pursuant to this
Section 22(c) are referred to as the "Put Payments."

         (c) Notwithstanding anything herein to the contrary, if while the Note is outstanding the Corporation experiences a major capital event such as a sale of all or substantially all of the Corporation's stock or assets, a merger or consolidation, or an initial public offering, the Put Payments shall be accelerated and shall be due and payable and shall be paid in full thirty (30) days after the closing of such major capital event.

         (d) In the event that the Corporation shall be legally prevented (whether by contract or statutorily) from making the Put Payments to the Executive as described above, the Corporation shall use commercially reasonable efforts to take such steps as shall be reasonably necessary to remove such restriction. If the Corporation is unable to remove such restriction, the Corporation's obligation to pay the Put Payments shall be deferred until such time as the Corporation is able to remove such restrictions; provided, however, that in no event shall such deferral continue beyond the second anniversary of the closing referred to in Section 22(b). Any Put Payments which are deferred shall be added to and evidenced by the Note. After the issuance of the Note, the Corporation shall continue to use commercially reasonable efforts and take such steps as shall be reasonably necessary to remove such restriction, and in the event that the Corporation is successful in so doing, the Corporation shall immediately thereafter pre-pay in full any Put Payments which have been so deferred.

23. Default in Payments. If any payment is due and payable to the Executive under Section 21 or Section 22 and such non-payment continues for a period of ten (10) days after written notice thereof from the Executive to the Corporation, which notice describes such payment default and references this
Section 23, the following shall occur:

         (a) Any Put Payments shall be accelerated and shall be immediately due and payable and shall be paid in full.

         (b) The Executive shall be immediately released from Section 13 hereof regarding non-competition; and

         (c) The Executive shall retain all other rights and remedies against the Corporation.

24. Mitigation. The Executive shall not be required to mitigate the Corporation's obligations with respect to the provision of Continuation Benefits or the payment of any amount described in this Agreement by seeking or accepting any offer of employment or otherwise, nor shall the amount of any payment hereunder be reduced by any compensation earned by the Executive as a result of employment by another employer. Continuation Benefits shall be subject to mitigation under the limited circumstances described in Exhibit B if and only if Executive, in his sole discretion, has accepted employment with a third party and is eligible to receive benefits which are equivalent in all material respects to the Continuation Benefits. In determining benefit equivalence, the parties shall consider all factors, including the level of coverage, the cost, if any, to the Executive, and the effect, if any, of provisions limiting coverage for pre-existing conditions.

25. Withholding Tax. The Corporation shall be entitled to withhold from any compensatory payments which it makes to the Executive under this Agreement or otherwise an amount sufficient to satisfy all Federal, state and local income and employment tax withholding requirements with respect to any and all compensation paid to the Executive by the Corporation.

26. Registration Rights. The Executive shall be entitled to registration rights with respect to shares of Common Stock of the Corporation held by the Executive as set forth in that certain Registration Rights Agreement by and among the Corporation and the parties named therein dated as of August 13, 1999.

27. Arbitration. Any controversy or claim arising out of or related to this Agreement shall be settled by arbitration in Englewood, Colorado, under the Commercial Rules of the American Arbitration Association in effect at the time such controversy or claim arises (the "Rules") by one arbitrator appointed by the American Arbitration Association in accordance with the Rules, the arbitrator also apportioning the costs of arbitration. The award of the arbitrator shall be in writing, shall be final and binding upon the Parties, shall not be appealed from or contested in any court and may, in appropriate circumstances, include injunctive relief. Should any Party fail to appear or be represented at the arbitration proceedings after due notice in accordance with the Rules, then the arbitrator may nevertheless render a decision in the absence of said Party, and such decision shall have the same force and effect as if the absent Party had been present, whether or not it shall be adverse to the interests of that Party. Any award rendered hereunder may be entered for enforcement, if necessary, in any court of competent jurisdiction, and the Party against whom enforcement is sought shall bear the expenses, including attorneys' fees, of enforcement. Notwithstanding the foregoing, the Corporation shall be entitled to seek injunctive or other equitable relief to enforce any of the provisions in Sections 7 through 13 from any court of competent jurisdiction without the need to resort to arbitration.

28. Survival. The covenants contained in this Agreement shall survive any termination of the Executive's employment with the Corporation and shall survive any termination of this Agreement. The existence of any claim or cause of action of the

Executive against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of any of the covenants contained in this Agreement.

29. Severability. If the scope of any restriction contained in this Agreement is too broad to permit enforcement of such restriction to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and the Executive and the Corporation hereby consent and agree that the scope of such restriction may be judicially modified in any proceeding brought to enforce such restriction. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted from this Agreement and the remainder of this Agreement shall remain in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration or extent or those activities which may validly and enforceably be covered.

30. Subsidiaries. The "subsidiaries" of the Corporation as that term is used in this Agreement include Utility Graphics Consultants Corporation, Graphic Data Systems Corporation and their subsidiaries, together with any other corporation in which the Corporation or its subsidiaries hold more than a fifty percent (50%) interest at any time during the term of this Agreement.

31. Notice. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered by personal delivery, air courier, or if mailed by registered or certified first-class mail, return receipt requested, to the residence of the Executive as it appears in the corporate records for notice to the Executive, or to the principal office of the Corporation for notice to the Corporation. All notices delivered in accordance with this Section shall be deemed to have been received and shall be deemed effective if delivered in person or by air courier, upon actual receipt by the intended recipient, or if mailed, upon the date of delivery or refusal to accept delivery as shown by the return receipt therefor.

32. No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by a statement in writing signed by the Party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, and shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

33. Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by the Parties hereto.

34. Assignment. The rights and obligations of the Corporation under this Agreement shall, with the prior written consent of the Executive, inure to the benefit of and be binding upon the successors and assigns of the Corporation. If the Corporation shall at any time be merged or consolidated with any other corporation or shall sell or otherwise transfer a substantial portion of its assets to another corporation or entity, the provisions of this Agreement shall be binding upon and inure to the benefit of the corporation or entity surviving or resulting from such merger or consolidation or to which such assets have been sold or transferred. Upon the Executive's request, the Corporation shall obtain an agreement to expressly assume this Agreement from any such successor. This is a personal service contract and may not be assigned by the Executive.

35. Entire Agreement. This instrument contains the entire agreement of the Parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, whether oral or written, and all other communications relating to the subject matter hereof, including, but not limited to, the Amended and Restated Employment Agreement between the Executive and the Corporation dated December 31, 1997, and the Parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth herein.

36. Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the internal laws of the State of Colorado applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

37. Headings. The headings of sections in this Agreement are solely for convenience of reference and shall not control the meaning or interpretation of any provision of this Agreement.

         Signed by the Parties on the day and year first above written.

                                  "CORPORATION"

                                   CONVERGENT GROUP CORPORATION

                                   By: /s/ Scott M. Schley
                                      -----------------------------------
                                      Scott M. Schley
                                      Chief Financial Officer

                                   "EXECUTIVE"

                                    /s/ Glenn E. Montgomery, Jr.
                                   --------------------------------------
                                   Glenn E. Montgomery, Jr.
                                   Executive

                                    EXHIBIT A
                                       TO
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                            GLENN E. MONTGOMERY, JR.
                                       AND
                          CONVERGENT GROUP CORPORATION

                          LIST OF COMPARABLE COMPANIES


         1.       American Management Systems, Inc.

         2.       Cambridge Technology Partners

         3.       Sapient Corporation

         4.       Diamond Technology Partners, Inc.

         5.       USWeb Corporation

         6.       Answerthink Consulting Group

         7.       Technology Solutions Co.

         8.       Keane, Inc.

         9.       Braun Consulting Inc.

         10.      Navigant Consulting Inc.

         NOTE: Companies with earnings of zero or less will be disregarded for purposes of the calculation required by Section 4(g).

                                    EXHIBIT B
                                       TO
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                            GLENN E. MONTGOMERY, JR.
                                       AND
                          CONVERGENT GROUP CORPORATION


                           TABLE OF SEVERANCE BENEFITS
                           ---------------------------

                            ADDITIONAL       ADDITIONAL
                             MONTHS OF        MONTHS OF
          EVENT OF         CONTINUATION      SEVERANCE       OPTION          PUT
        TERMINATION          BENEFITS            PAY         VESTING       OPTION
  ---------------------- ------------------ -------------- ------------ -----------
  1.   BY                0                  0              No           No
       CORPORATION
       FOR CAUSE
  ---------------------------------------------------------------------------------
  2.   BY                6                  6              Yes          Yes
       CORPORATION
       WITHOUT
       CAUSE
  ---------------------------------------------------------------------------------
  3.   BY
       EXECUTIVE
       WITHOUT
       GOOD REASON

  A)   PRIOR TO A        0                  0              No           No
       CHANGE IN
       CONTROL

  B)   WITHIN ONE        6                  6              Yes          Yes
       YEAR AFTER A
       CHANGE IN
       CONTROL

  C)   MORE THAN         6                  6              No           Yes
       ONE YEAR
       AFTER A
       CHANGE IN
       CONTROL
  ---------------------------------------------------------------------------------
  5.   DISABILITY        6                  6              Yes          Yes
  ---------------------------------------------------------------------------------
  6.   DEATH             6                  0              No           Yes
  ---------------------------------------------------------------------------------


DENVER:0913082.11



                                      B-1